UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2017 (July 26, 2017)

Inventergy Global, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26399	62-1482176
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19925 Stevens Creek Blvd., #100 Cupertino, CA	95014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 389-3510

900 E. Hamilton Avenue #180

Campbell, CA 95008

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in

Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2017, Inventergy Global, Inc. (the “Company”) entered into an Exchange Right and Leak-Out Agreement (the “Agreement”) with holders (the “Holders”) of the Series E Convertible Preferred Stock of the Company (the “Series E Preferred”).

Pursuant to the Agreement, in lieu of the conversion right set forth in the Certificate of Designation of Preferences, Rights and Limitations of the Series E Preferred, each Holder has the right to exchange its shares (the “Shares”) of Series E Preferred for shares of the Company’s common stock (the “Exchange Shares”) at an exchange rate so that for each Share, the Holder will receive a number of Exchange Shares that would yield net proceeds of $1,350 upon resale of such Exchange Share. Additionally, the Holders consented to any Company non-equity linked financing or any financing of its interest in INVT SPE LLC, a special purpose entity that holds certain patents, subject to certain limitations as provided in the Agreement. Any redemptions of the Series E Preferred will be for a redemption price of $1,350 per Share. The Holders also agreed to not sell the Exchange Shares in an amount that would exceed the greater of (a) their pro rata percentage of the total trading volume on any given day and (b) $500, with an aggregate limit of 25% of total trading volume among all Holders. Any sales of Exchange Shares at a price of more than $0.20 per share (the “Break-out Price”) are not subject to the Agreement. The Break-out Price may be further reduced to $0.15 per share if the Company does not regain listing on the Nasdaq Capital Market after November 22, 2017.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 8.01	Other Events.

On July 27, 2017, the Company issued a press release announcing the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
10.1	Exchange Right and Leak-Out Agreement, dated July 26, 2017
99.1	Press Release, dated July 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 27, 2017

INVENTERGY GLOBAL, INC.

By:	/s/ Joseph W. Beyers
Name: Joseph W. Beyers
Title: Chief Executive Officer